Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT: John V. Britti Executive Vice President & Chief Financial Officer T: (561) 682-7535 E: John.Britti@Ocwen.com

Ocwen reports third quarter 2012 EPS of $0.37 per share,
Revenue of $232.7 million and
Net income of $51.4 million

Atlanta, GA – (November 1, 2012) Ocwen Financial Corporation (“Ocwen” or the “Company”) (NYSE:OCN) today reported net income of $51.4 million, or $0.37 per share, for the third quarter of 2012.  This compares with net income of $20.2 million, or $0.19 per share, for the third quarter of 2011. Revenue for the third quarter of 2012 is a record-setting $232.7 million, up 90% from the third quarter of 2011.  Income from operations is also a record at $139.9 million for the third quarter of 2012 as compared to $56.8 million for the third quarter of 2011, an increase of 146%.  There were no normalizing items in the third quarter of 2012, so Ocwen’s normalized pre-tax earnings are $80.7 million which represents a 69% increase over normalized pre-tax earnings in the third quarter of 2011.

Net income for the nine months ended September 30, 2012 is $115.6 million, or $0.84 per share, as compared to $68.7 million, or $0.64 per share, for the same period in 2011.

Third quarter business performance highlights:
•	Acquired mortgage servicing rights (MSRs) and boarded loans from flow deals totaling $6.1 billion of unpaid principal balance (UPB).
o	Boarded flow non-performing loan subservicing portfolio with a UPB $1.1 billion (4,400 loans) in August and another $2.5 billion (8,800 loans) in September from a large bank.
o	Purchased $2.2 billion UPB (7,100 loans) of Fannie Mae MSRs which boarded on October 1, 2012.
o	Purchased $316 million UPB (1,700 loans) of Fannie Mae and Freddie Mac MSRs in July 2012.
•	Generated Cash flow from operations of $533.5 million for a total of $1.4 billion through the first nine months of 2012.
•	Reduced overall delinquencies from 24.5% at the end of June 2012 to 23.6% at the end of September 2012.
•	Completed 18,135 loan modifications. HAMP modifications accounted for 29% of completed modifications.
•
Completed three sales to Home Loan Servicing Solutions (HLSS) in August and September 2012 of rights to receive the servicing fees on approximately $29.9 billion of UPB and associated servicing advances.  Ocwen received total sales proceeds of $1.1 billion.

•	Deferred servicing fees related to delinquent borrower payments not accrued on Ocwen’s balance sheet amounted to $295 million at the end of September 2012.

On October 3, 2012, Ocwen entered into a merger agreement that will make Homeward Residential Holdings, Inc. (“Homeward”) a wholly owned subsidiary of Ocwen.  In the merger, Ocwen will acquire approximately $77 billion in UPB of MSRs as well as Homeward’s existing origination platform and certain other ancillary businesses.  As consideration for the merger, Ocwen will pay approximately $750 million. Of this amount, approximately $588 million will be paid in cash and $162 million will be paid in preferred shares.  The merger is expected to close in December 2012.

Ocwen Financial Corporation
Third Quarter 2012 Results
November 1, 2012

As previously announced on October 24, 2012, Ocwen Loan Servicing, LLC, the mortgage servicing arm of Ocwen Financial Corporation, and Walter Investment Management Corp. were the successful bidders for the mortgage servicing and origination platform assets of Residential Capital, LLC (ResCap).  The bid, with a purchase price of $3 billion, is subject to definitive documentation and Bankruptcy Court approval.

Upon closing, Ocwen would acquire approximately $126.6 billion of UPB in MSRs and $31 billion of UPB of subservicing as of August 31, 2012.  These numbers exclude approximately $120 billion of subservicing for Ally Bank that is likely to be sold prior to closing.  Under the joint bidding arrangement, Walter Investment Management Corp. will acquire the Fannie Mae mortgage servicing rights (MSR) portion of ResCap’s servicing portfolio, representing approximately $50.4 billion in UPB, as well as the origination and capital markets platform.

On October 26, 2012, Ocwen and Genworth Financial Corporation (NYSE: GNW) entered into an agreement whereby Ocwen will acquire Genworth Financial Home Equity Access, Inc. for approximately $22 million in cash.  The company, which will be renamed Liberty Home Equity Solutions, Inc. (“Liberty”), is the number one reverse mortgage lender, according to the latest monthly data, with strong positions in both retail and wholesale originations.  The acquisition is expected to close in the first quarter of 2013.

“With the closing of the ResCap and Homeward acquisitions, Ocwen will become the fifth largest mortgage servicer in the country. More importantly, the infrastructure, management and staff from these acquisitions expand and enhance our capabilities in important areas such as Ginnie Mae and master servicing.  Moreover, the Homeward origination platform will provide Ocwen with organic growth and improved ability to work with existing borrowers on refinancing opportunities” said Ron Faris President and CEO.  “Additionally, the acquisition of Liberty positions us well in a market with enormous future growth potential.”

Mr. Faris continued, “Our record-setting results in the third quarter of 2012 show the strong earnings power of the business currently on the books and points to our ability to generate strong results on acquired portfolios. Modifications for the quarter came in at the midpoint of our expectations and lower than last quarter as Ocwen tested delinquent loans for HAMP 2 eligibility.  This delayed modifications in the short-run, but we expect the program to be positive longer-term We are already seeing a rebound in modifications this quarter.  Our financial performance also indicates that our revenue ramp-up and delinquency performance on recently boarded portfolios continue to track well against our pro forma expectations.”

Chairman Bill Erbey stated, “The strong market acceptance of the HLSS follow-on offering and their recently completed term note issuance positions Ocwen well to fund expected growth at a reduced cost. HLSS, combined with our track-record of strong cash-flow from operations, will likely enable us to execute both the Homeward and ResCap transactions without issuing new equity beyond the $162 million of preferred shares used to acquire a portion of Homeward.  We expect both transactions to provide attractive returns to our shareholders.”

In the third quarter of 2011, Ocwen had a net total of $18.7 million of normalizing items.  For more detail on normalizing items as well as prior earnings releases and SEC filings please refer to the “Shareholder Relations” section of our website at www.ocwen.com.

Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services.  Ocwen is headquartered in Atlanta, Georgia with offices in West Palm Beach and Orlando, Florida, Houston, Texas, St. Croix, US Virgin Islands and Washington, DC and support operations in India and Uruguay.  Utilizing advanced technology and world-class training and processes, we provide solutions that help homeowners and make our clients' loans worth more.  Additional information is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Ocwen Financial Corporation
Third Quarter 2012 Results
November 1, 2012

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, federal income tax rates, real estate market conditions and trends and the outcome of ongoing litigation as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. The forward-looking statements speak only as of the date they are made and should not be relied upon.  Ocwen undertakes no obligation to update or revise the forward-looking statements.

This news release contains references to “normalized” results, which are non-GAAP performance measures. We believe these non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.

Residential Servicing Statistics (Dollars in thousands)
	At or for the three months ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Total unpaid principal balance of loans and REO serviced	$127,066,680	$127,873,224	$98,440,466	$102,199,222	$106,126,168
Non-performing loans and REO serviced as a % of total UPB (1)	23.6%	24.5%	25.6%	27.9%	28.7%
Prepayment speed (average CPR)	14.3%	15.5%	14.2%	14.1%	15.2%

(1)	Non-performing loans exclude those serviced under special servicing agreements where we have no obligation to advance.

Segment Results (Dollars in thousands) (UNAUDITED)
	Three months		Nine months
For the periods ended September 30,	2012	2011	2012	2011
Servicing
Revenue	$232,104	$122,863	$606,707	$339,224
Operating expenses	88,743	64,119	252,560	144,700
Income from operations	143,361	58,744	354,147	194,524
Other expense, net	(59,107)	(25,998)	(163,014)	(84,107)
Income before income taxes	$84,254	$32,746	$191,133	$110,417

Corporate Items and Other
Revenue	$873	$592	$2,736	$1,698
Operating expenses	4,162	2,298	12,659	5,498
Loss from operations	(3,289)	(1,706)	(9,923)	(3,800)
Other expense, net	(219)	(2,089)	(181)	(2,141)
Loss before income taxes	$(3,508)	$(3,795)	$(10,104)	$(5,941)

Corporate Eliminations
Revenue	$(277)	$(993)	$(812)	$(1,617)
Operating expenses	(112)	(767)	(391)	(1,095)
Loss from operations	(165)	(226)	(421)	(522)
Other income, net	165	226	421	522
Income (loss) before income taxes	$—	$—	$—	$—
Consolidated income before income taxes	$80,746	$28,951	$181,029	$104,476

Ocwen Financial Corporation
Third Quarter 2012 Results
November 1, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except share data) (UNAUDITED)

For the periods ended September 30,	Three months		Nine months
	2012	2011	2012	2011
Revenue
Servicing and subservicing fees	$223,011	$112,611	$578,453	$310,953
Process management fees	8,931	9,215	27,587	26,151
Other revenues	758	636	2,591	2,201
Total revenue	232,700	122,462	608,631	339,305

Operating expenses
Compensation and benefits	29,759	29,067	90,546	59,107
Amortization of mortgage servicing rights	20,150	11,210	53,561	30,059
Servicing and origination	9,838	1,969	19,006	5,192
Technology and communications	11,608	8,529	31,999	21,774
Professional services	5,241	5,075	19,743	10,729
Occupancy and equipment	10,899	6,720	36,484	15,003
Other operating expenses	5,298	3,080	13,489	7,239
Total operating expenses	92,793	65,650	264,828	149,103

Income from operations	139,907	56,812	343,803	190,202

Other income (expense)
Interest income	2,084	2,186	6,434	6,644
Interest expense	(58,417)	(27,658)	(163,660)	(87,014)
Loss on loans held for resale, net	(2,340)	(1,011)	(3,540)	(3,531)
Equity in earnings (loss) of unconsolidated entities	113	(140)	134	(690)
Other, net	(601)	(1,238)	(2,142)	(1,135)
Other expense, net	(59,161)	(27,861)	(162,774)	(85,726)

Income before income taxes	80,746	28,951	181,029	104,476
Income tax expense	29,346	8,730	65,447	35,808
Net income	51,400	20,221	115,582	68,668
Net loss attributable to non-controlling interest	—	7	—	12
Net income attributable to Ocwen Financial Corporation	$51,400	$20,228	$115,582	$68,680

Earnings per share attributable to Ocwen Financial Corporation
Basic	$0.38	$0.20	$0.87	$0.68
Diluted	$0.37	$0.19	$0.84	$0.64

Weighted average common shares outstanding
Basic	134,928,486	101,016,777	133,483,354	100,908,473
Diluted	138,702,881	108,273,444	138,301,865	108,067,981

Ocwen Financial Corporation
Third Quarter 2012 Results
November 1, 2012

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	September 30, 2012	December 31, 2011
Assets
Cash	$270,503	$144,234
Restricted cash – for securitization investors	696	675
Loans held for resale, at lower of cost or fair value	18,347	20,633
Advances	229,715	103,591
Match funded advances	2,680,152	3,629,911
Loans, net – restricted for securitization investors	53,441	58,560
Mortgage servicing rights, net	420,335	293,152
Receivables, net	132,065	82,261
Deferred tax assets, net	107,196	107,968
Goodwill	70,240	70,240
Premises and equipment, net	20,050	7,350
Investments in unconsolidated entities	20,147	23,507
Other assets	133,129	185,942
Total assets	$4,156,016	$4,728,024

Liabilities and Stockholders’ Equity
Liabilities
Match funded liabilities	$1,847,653	$2,558,951
Secured borrowings – owed to securitization investors	48,239	53,323
Lines of credit and other secured borrowings	559,324	540,369
Debt securities	—	82,554
Other liabilities	177,586	149,516
Total liabilities	2,632,802	3,384,713

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized; 135,005,365 and 129,899,288 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,350	1,299
Additional paid-in capital	889,115	826,121
Retained earnings	639,369	523,787
Accumulated other comprehensive loss, net of income taxes	(6,620)	(7,896)
Total stockholders’ equity	1,523,214	1,343,311
Total liabilities and stockholders’ equity	$4,156,016	$4,728,024